Exhibit (h)(2)

MARKETING AND STRUCTURING
FEE AGREEMENT

January     , 2011

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This agreement is between Avenue Capital Management II, L.P. (the “Company”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) with respect to the Avenue Income Credit Strategies Fund (the “Fund”).

1.          Fee.  (a) In consideration of advice to the Company relating to the structure, design and organization of the Fund and the distribution of its common shares of beneficial interest, par value $0.001 per share (the “Shares”), including without limitation, views from an investor market and distribution perspective on (i) diversification and concentration approaches for senior secured floating rate and fixed rate loans (“Senior Loans”) and other credit obligations in light of current market conditions, (ii) the amount and nature of leverage that could be accepted by the potential investor community, (iii) marketing issues with respect to the Fund investing in Senior Loans, second lien or subordinated floating or fixed rate debt, below investment grade securities, securities of financially distressed issuers, corporate bonds, securities of non-U.S. issuers, structured products and derivatives, (iv) the proportion of the Fund’s managed assets to invest in Senior Loans, (v) the proportion of the Fund’s managed assets to invest in non-U.S. securities and (vi) the overall marketing and positioning thesis for the Fund’s initial public offering (the “Offering”), the Company shall pay a fee to Morgan Stanley in the aggregate amount of $           (the “Fee”).  Subject to paragraph (b), the Fee paid to Morgan Stanley shall not exceed           % of the total price to the public of the Shares sold by the Fund in the Offering.  In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.  Notwithstanding the foregoing, the parties agree that the total of all compensation to, or reimbursement of expenses of the underwriters, TS Capital, LLC and ABAX Brokerage Services, Inc. in connection with the Offering, including sales load, will be limited to not more than 9.0% of the total price of the Shares sold by the Fund pursuant to the prospectus dated [  ], 2011.

(b) Notwithstanding paragraph (a), in the event that the Company (or the Fund or any person or entity affiliated with the Company, the Fund or any subadviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the principal underwriting agreement (the “Underwriting Agreement”) relating to the Offering), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to Morgan Stanley hereunder, expressed as a percentage of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted and sold by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Shares sold by such Other Broker in the Offering.  For purposes of this paragraph (b), (i) the number of Shares sold by Morgan Stanley shall be deemed to include one half of the number of Shares sold by Morgan Stanley Smith Barney LLC, and Citigroup Global Markets Inc. shall be deemed to have sold the other half and (ii) for the avoidance of doubt, any compensation or expense reimbursement payable to TS Capital, LLC or ABAX Brokerage Services, Inc. under that certain distribution agreement dated [   ], between TS Capital, LLC, ABAX Brokerage Services, Inc., the Fund and the Company, shall not be deemed to be Other Compensation.

(c) The Company shall pay the Fee to Morgan Stanley before or upon the closing of the purchase and sale of the Shares pursuant to the Underwriting Agreement on January     , 2011 by wire transfer to the order of Morgan Stanley.  The Company acknowledges that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above.

2.          Term.  This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, except as provided in Sections 3 and 4.

3.          Indemnification.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.          Confidentiality.  None of any advice rendered by Morgan Stanley to the Company or any communication or documentation from Morgan Stanley to the Company or from the Company to Morgan Stanley (including such material received by Morgan Stanley from another underwriter) in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the recipient thereof or any of its affiliates or any of their agents, without the other party’s prior written consent, except (i) the recipient may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the recipient gives prompt notice thereof (including notice following such disclosure) to the other party, unless in the opinion of the recipient’s counsel it is not legally able to do so, (ii) the recipient may disclose the foregoing to the extent otherwise required by law, judicial process or applicable regulation (after consultation with the other party and its counsel, unless in the opinion of the recipient’s counsel it is not legally able so to consult) and (iii) the Company may disclose the foregoing on a confidential need-to-know basis, to the Fund and its officers and trustees and their legal counsel, auditors and other advisors.  This confidentiality provision will terminate eighteen months from the date first written above.

5.          Not an Investment Advisor.  The Company acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Company’s engagement of Morgan Stanley is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.

6.          Not Exclusive.  Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Company.  In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Company or the Company as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary.  It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Company and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners, members or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities.

7.          Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

8.          Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.          Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 shall be deemed effective service of process on such party.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

10.        Entire Agreement.  This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

11.        Notices.  All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

399 Park Avenue, 6th Floor

New York, New York 10022

Attention: Sonia E. Gardner

or if to Morgan Stanley:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention:  General Counsel

or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

12.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

Very truly yours,

AVENUE CAPITAL MANAGEMENT II, L.P.

	By:	Avenue Capital Management II GenPar, LLC, its general partner

By:
		Name:	Sonia E. Gardner
		Title:	Member

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

INDEMNIFICATION AGREEMENT

January     , 2011

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Marketing and Structuring Fee Agreement dated January     , 2011 between the Company and Morgan Stanley (the “Marketing and Structuring Fee Agreement”), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the services performed pursuant to and in accordance with the Marketing and Structuring Fee Agreement, including, without limitation, related services and activities prior to the date of the Marketing and Structuring Fee Agreement, the undersigned has agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley’s affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley’s affiliates (Morgan Stanley and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the “Activities”) performed by any Indemnified Person in connection with, or arising out of, or based upon, the Marketing and Structuring Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Company and an Indemnified Person relating to the common shares of beneficial interest, par value $0.001 per share (the “Shares”) of Avenue Income Credit Strategies Fund (the “Fund”)), and will reimburse each Indemnified Person for all reasonably incurred expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party.  The Company will not, however, be responsible for any losses, claims, damages, liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct, gross negligence or fraud of any Indemnified Person.  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, willful misconduct, gross negligence or fraud of such Indemnified Person.

Notwithstanding the foregoing, in no event shall the Company be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such claim, suit, action, proceeding, investigation or inquiry in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the “Offering”); provided, however, that the undersigned shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all reasonably incurred expenses (including reasonable fees and expenses of counsel) incurred in connection with investigating or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

The Company shall be entitled to appoint counsel of the Company’s choice at the Company’s expense to represent the Indemnified Persons in any claim, suit, action, proceeding, investigation or inquiry for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to Morgan Stanley.  Notwithstanding the Company’s election to appoint counsel to represent the Indemnified Persons in any claim, suit, action, proceeding, investigation or inquiry, Morgan Stanley shall have the right to employ separate counsel (including local counsel) to represent the Indemnified Persons, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent the Indemnified Persons would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such claim, suit, action, proceeding, investigation or inquiry include both the Indemnified Persons and the Company and Morgan Stanley shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel reasonably satisfactory to Morgan Stanley to represent the Indemnified Persons within a reasonable time after notice of the institution of such claim, suit, action, proceeding, investigation or inquiry or (iv) the Company shall authorize Morgan Stanley to employ separate counsel to represent the Indemnified Persons at the expense of the Company.

The Company will not, without Morgan Stanley’s prior written consent, which shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such claim, suit, action, proceeding, investigation or inquiry.  No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the “Indemnification Agreement”) will, without our prior written consent, which shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry referred to in the preceding paragraphs.

If such indemnification were not to be available for any reason, the undersigned agrees to contribute to the losses, claims, damages, liabilities and reasonable expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company (including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses) and its partners and affiliates and other constituencies, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Marketing and Structuring Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its partners and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its partners or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Marketing and Structuring Fee Agreement; provided that in no event shall the Company contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and reasonable expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Marketing and Structuring Fee Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Morgan Stanley (or its employees or other agents), on the other hand.

This Indemnification Agreement, together with the Marketing and Structuring Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this agreement) that relate to the Offering of the Shares, represents the entire agreement between the Company and the Indemnified Parties with respect to the marketing and structuring fee paid to Morgan Stanley under the Marketing and Structuring Fee Agreement.

The Company acknowledges that in connection with the Offering of the Shares:  (i) Morgan Stanley has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company, the Fund or any person affiliated with the Fund or the Company, (ii) Morgan Stanley owes the Company only those duties and obligations set forth in this Indemnification Agreement, the Marketing and Structuring Fee Agreement and the Underwriting Agreement (as defined in the Marketing and Structuring Fee Agreement) and (iii) Morgan Stanley may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims any of the Company, the Fund or any person affiliated with the Fund or the Company may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley’s services under the Marketing and Structuring Fee Agreement.

This Indemnification Agreement may not be assigned by either party without prior written consent of the other party.  No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.  This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.

Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 of the Marketing and Structuring Fee Agreement shall be deemed effective service of process on such party.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.   This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Indemnification Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Very truly yours,

AVENUE CAPITAL MANAGEMENT II, L.P.

	By:	Avenue Capital Management II GenPar, LLC, its general partner

By:
		Name:	Sonia E. Gardner
		Title:	Member

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

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